Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
EVTC, Inc.:

We consent to incorporation by reference in the Registration Statement (No.333-8355) on Form S-8 of EVTC, Inc. of our report dated January 5, 1999 relating to the consolidated consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows of EVTC, Inc. for of the year ended September 30, 1998, and 1998 data in the related financial statement schedule which report appears in the September 30, 2000 annual report on Form 10K of EVTC, Inc.



KPMG, LLP



Dallas, Texas
January 5, 1999

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